Exhibit 2.n.6

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the use in this Registration Statement on Form N-2, including post-effective amendments thereto of Gladstone Capital Corporation of our report dated October 3, 2014 relating to the consolidated financial statements of Midwest Metal Distribution, Inc. and Subsidiaries as of December 31, 2013 and 2012, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ SS&G, Inc.

Akron, Ohio

March 29, 2016